Exhibit 5.1

(269) 337-7700 Fax: (269) 337-7701 www.honigman.com

June 13, 2016

Gemphire Therapeutics Inc.

43334 Seven Mile Road, Suite 1000

Northville, Michigan 48167

Ladies and Gentlemen:

We have acted as counsel to Gemphire Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (Registration No. 333-210815) of the Company (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to a proposed underwritten public offering (the “Offering”) of up to 4,312,500 shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), comprised of 3,750,000 shares of Common Stock to be sold by the Company, which includes 562,500 shares that may be sold upon exercise of the option to purchase additional shares granted to the underwriters of the Offering (the “Shares”). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”).

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus.  In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/S/ HONIGMAN MILLER SCHWARTZ AND COHN LLP

PDT/JCB/MLE/GLS/REW/MSB

350 East Michigan Avenue • Suite 300 • Kalamazoo, Michigan 49007-3800

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